Exhibit 21

SUBSIDIARIES OF TAMBORAN RESOURCES CORPORATION

Name	Jurisdiction of Organization

Tamboran Resources USA, LLC	Delaware

Tamboran Equipment, LLC	Delaware

Tamboran Resources Pty Limited	Australia

Tamboran (Carbon Solutions) Pty Limited	Australia

Tamboran (EP197) Pty Limited	Australia

Tamboran (IP) Pty Limited	Australia

Northern Territory LNG Pty Limited	Australia

Tamboran (EP318) Pty Limited	Australia

Tamboran (McArthur) Pty Limited	Australia

Sweetpea Petroleum Pty Limited	Australia

Tamboran Services Pty Limited	Australia

Tamboran Infrastructure Pty Limited	Australia

Tamboran (Equipment) Pty Limited	Australia

Tamboran (Beetaloo) Pty Limited	Australia

Tamboran (West) Pty Limited	Australia

Tamboran (B1) Pty Limited*	Australia

Tamboran B2 Pty Limited*	Australia

Tamboran SPCF Pty Limited	Australia

Sturt Plateau Compression Facility Holding Pty Limited*	Australia

Sturt Plateau Compression Facility Holding Trust*	Australia

Sturt Plateau Compression Facility Mid Pty Limited*	Australia

Sturt Plateau Compression Facility Mid Trust*	Australia

Sturt Plateau Compression Facility Sub Pty Limited*	Australia

Sturt Plateau Compression Facility Sub Trust*	Australia

SPCF Financing Pty Limited*	Australia
*Tamboran Resources Corporation owns an indirect 50% interest in each such entity.